EXHIBIT 23(b)



                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Kollmorgen Corporation:


     We consent to incorporation by reference in the Registration Statements on Form S-3 (No. 2-90655), on Form S-8 (No. 2-64648), on Form S-8
(No. 33-44229) and on Form S-8 (No. 33-48953), of Kollmorgen Corporation of our report dated February 19, 1992, relating to the consolidated statements of operations, shareholders' equity and cash flows and related schedules of Kollmorgen Corporation and subsidiaries for the year ended December 31, 1991, which report appears in the December 31, 1993, Annual Report on Form 10-K of Kollmorgen Corporation.


                                        /s/  KPMG Peat Marwick

                                        KPMG PEAT MARWICK



Short Hills, New Jersey
March 8, 1994